                                                                  EXHIBIT NO. 11




                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                    COMPUTATION OF BASIC AND DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)





                                                                           Three Months Ended
                                                                       -------------------------
                                                                       April 30,       April 30,
                                                                          1998            1997
                                                                       =========       =========
Basic:
    Net earnings                                                       $   3,544       $   3,251
                                                                       =========       =========

    Weighted average number of common shares outstanding                  16,424          16,110
                                                                       =========       =========

    Basic earnings per common share                                    $    0.22       $    0.20
                                                                       =========       =========

Diluted:
    Net earnings                                                       $   3,544       $   3,251
                                                                       =========       =========

    Shares:
       Weighted average number of common shares outstanding               16,424          16,110
       Shares issuable from assumed exercise of outstanding stock
         options                                                             823             520
                                                                       ---------       ---------
       Weighted average number of common and common
         equivalent shares                                                17,247          16,630
                                                                       =========       =========

       Diluted earnings per common share                               $    0.21       $    0.20
                                                                       =========       =========





                           Common equivalent shares represent stock options granted to key employees and directors.